Exhibit 99.1

YAK COMMUNICATIONS, INC. ANNOUNCES THE APPOINTMENT OF AN ADDITIONAL INDEPENDENT DIRECTOR TO ITS BOARD AND DATE OF ANNUAL SHAREHOLDERS MEETING.

Miami, Florida and Toronto, Canada, October 18, 2004 – YAK Communications Inc. (NASDAQ:YAKC-News), a provider of telecommunication services to residential and business customers, announced today that it has added Mr. Kevin Crumbo, as an additional independent member to its Board of Directors, now totaling six members. YAK also announced that its annual Shareholder meeting will be held on December 16, 2004 at Company headquarters in Toronto, Canada. The record date for the Shareholders meeting is October 18, 2004.

Mr. Crumbo began his career in San Francisco at the tax practice of Coopers & Lybrand and subsequently moved into the financial analysis industry working for a Fortune 200 financial services firm. He later advanced into senior financial roles for bioscience and healthcare companies with highlights including successful turn-arounds, private placements, and various business combinations. Now leading KraftCPAs corporate recovery services, he assists clients in a variety of industries with turn-around management, corporate governance reviews, and litigation support. Telecommunications companies comprise a large portion of his consulting clients, and he has recently consulted with YAK on a variety of matters. He is a board member of the Vanderbilt University Business School Alumni and trustee of the Nashville-area American Red Cross and the Crisis Intervention Center. He is a former trustee of the Adventure Science Center. Mr. Crumbo received a B.S. in Accounting from the University of Kentucky in 1988 and M.B.A. from Vanderbilt University in 1996. He holds certificates in public and forensic accounting.

“We are pleased that Mr. Crumbo has joined the Board and will provide on-going direction for the Company, especially at this time of growth which is being driven in the U.S. and through global VoIP strategies,” said Charles Zwebner, President & Chief Executive Officer of Yak Communications.

The decision to add another member to the Board is also based in part that Yak is no longer a “Small Business Filer” under applicable SEC rules and, as a result, the Company is required to have a majority of its Board members be independent directors and its Audit Committee must be comprised of three independent directors. Within the next several weeks, Yak expects to add an additional independent director to its Board which director is expected to serve on the Audit Committee. Following these actions, the Board will be comprised of seven persons, with four independent directors, and three of the independent directors serving on the Audit Committee.

About YAK Communications Inc.: YAK Communications Inc. (the “Company”) (NASDAQ: YAKC) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and VoIP broadband voice to residential and small businesses in North America. Yak currently serves approximately 800,000 customers. For more information, visit http://www.yak.com

Forward Looking Statements:

Statements contained in this news release which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings therefrom, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures which describe certain factors which affect our business.

Contact:

Yak Communications, Inc.

Investor Relations:

Larry Turel, 1-954-938-8391

larry@yak.com

Media Relations

S&S Public Relations, Inc.

Mindy Franklin, 1-847-955-0700

mindy@sspr.com